JOINDER AGREEMENT

October 12, 2005

Reference is made to the Revolving Credit Agreement, dated as of November 30, 2004 (as from time to time amended and in effect, the “Loan Agreement”), among First Potomac Realty Investment Limited Partnership (“FPLP”) and each other Borrower (collectively, the “Borrower”) which from time to time is a party to the Loan Agreement, KeyBank National Association (“KeyBank”) and the other lending institutions referred to in the Loan Agreement as Lenders (collectively, the “Lenders”), and KeyBank, as managing administrative agent for itself and each other Lender (the “Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such in the Loan Agreement.

In consideration of and as an inducement to the inclusion by the Lenders of each of the Real Estate Asset(s) identified on Exhibit A hereto as an Eligible Unencumbered Property pursuant to the Loan Agreement, each of FP Campostella Road, LLC, a Delaware limited liability company, and FP Diamond Hill, LLC, a Delaware limited liability company (each, an “Additional Borrower” and collectively, the “Additional Borrowers”), each of which is a Wholly-owned Subsidiary of FPLP, hereby acknowledges and agrees to the terms and conditions of the Loan Agreement, the Revolving Credit Notes and the other Loan Documents to which any Borrower is a party, joins in the agreements of the Borrower under the Loan Agreement, the Revolving Credit Notes and the other Loan Documents to which any Borrower is a party and agrees that all Obligations of the Borrower under the Loan Agreement, the Revolving Credit Notes and the other Loan Documents to which any Borrower is a party shall be the obligations, jointly and severally, of the Additional Borrowers and the Borrower with the same force and effect as if each Additional Borrower was originally a Borrower under the Loan Agreement and an original signatory to the Loan Agreement, the Revolving Credit Notes and the other Loan Documents to which any Borrower is a party.

Each Additional Borrower further agrees that its liability hereunder is direct and primary and may be enforced by the Lenders and the Agent before or after proceeding against any other Borrower.

At least three (3) Business Days prior to this Joinder Agreement becoming effective and each of the Real Estate Asset(s) identified in Exhibit A hereto becoming an Eligible Unencumbered Property pursuant to the Loan Agreement, each Additional Borrower shall have delivered to the Agent (with copies to the Agent for each Lender) the documents and other items required to be delivered pursuant to Section 8.13(c), 12.2, 12.3, 12.4, 12.8 and 12.13 of the Loan Agreement, in each case in form and substance satisfactory to the Agent, along with such other documents, certificates and instruments reasonably required by the Agent, including, if necessary, updates to the schedules to the Loan Agreement satisfactory to the Agent. Without in any way limiting the other rights of the Agent under the Loan Agreement, each Additional Borrower agrees that the Agent shall have the right to visit and inspect such Eligible Unencumbered Property at the Borrower’s sole cost and expense.

Each of the undersigned represents and warrants to the Agent and the Lenders that it has the complete right, power and authority to execute and deliver this Joinder Agreement and to perform all of the obligations hereunder and the Obligations under the Loan Agreement, the Revolving Credit Notes and the other Loan Documents to which any Borrower is a party. This Joinder Agreement shall be binding upon the undersigned and its successors and assigns and shall inure to the benefit of the Lenders, the Agent and their respective successors and assigns.

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Executed as a sealed instrument as of the 12th day of October, 2005.

FP CAMPOSTELLA ROAD, LLC,
a Delaware limited liability company

By: _/s/ Barry Bass
Barry Bass, Executive Vice President and Chief
Financial Officer

FP DIAMOND HILL, LLC,

a Delaware limited liability company

By: _/s/ Barry Bass
Barry Bass, Executive Vice President and Chief
Financial Officer

Acknowledged and Agreed:

FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP, for itself and as agent for each other Borrower

By: First Potomac Realty Trust, its sole general partner

By: /s/ Barry Bass

Executive Vice President and Chief Financial Officer

Acknowledged:
KEYBANK NATIONAL ASSOCIATION,
Individually and as Managing Administrative Agent
under the Loan Agreement

By: _/s/ John Scott
Name: John Scott
Title: Vice President

Exhibit A to Joinder Agreement

1.	1960 Diamond Hill Road, Chesapeake, Virginia 23324

2.	1910 Campostella Road, Chesapeake, Virginia 23324

3.	1920 Campostella Road, Chesapeake, Virginia 23324

4.	2115 Portlock Road, Chesapeake, Virginia 23324